Exhibit 99(j)







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" within the Prospectus and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated February 12, 2016 relating to the financial statements of AB Balanced Wealth Portfolio, AB Growth & Income Portfolio, AB Growth Portfolio, AB Intermediate Bond Portfolio, AB International Growth Portfolio, AB International Value Portfolio, AB Large Cap Growth Portfolio, AB Real Estate Investment Portfolio, AB Small Cap Growth Portfolio, AB Small/Mid Cap Value Portfolio, AB Value Portfolio, AB Global Thematic Growth Portfolio, AB Dynamic Asset Allocation Portfolio, AB Multi-Manager Alternative Strategies Portfolio, AB Global Risk Allocation-- Moderate Portfolio and AB Global Bond Portfolio for the fiscal year ended December 31, 2015, which are incorporated by reference in this Post-Effective Amendment No. 66 to the Registration Statement (Form N-1A No. 33-18647) of AB Variable Products Series Fund, Inc.

                                                           /s/ ERNST & YOUNG LLP



New York, New York
April 26, 2016